News Release

Virtus Investment Partners Announces Financial Results for Fourth Quarter 2024

▪Earnings Per Share - Diluted of $4.66; Earnings Per Share - Diluted, as Adjusted, of $7.50
▪Total Sales of $6.4B; Net Flows of ($4.8B); Assets Under Management of $175.0B

Hartford, CT, January 31, 2025 - Virtus Investment Partners, Inc. (NYSE: VRTS) today reported financial results for the three months ended December 31, 2024.

Financial Highlights (Unaudited)
(in millions, except per share data or as noted)

	Three Months Ended			Three Months Ended
	12/31/2024	12/31/2023	Change	9/30/2024	Change
U.S. GAAP Financial Measures
Revenues	$233.5	$214.6	9%	$227.0	3%
Operating expenses	$182.8	$175.6	4%	$171.8	6%
Operating income (loss)	$50.7	$39.0	30%	$55.3	(8%)
Operating margin	21.7%	18.2%		24.3%
Net income (loss) attributable to Virtus Investment Partners, Inc.	$33.3	$30.8	8%	$41.0	(19%)
Earnings (loss) per share - diluted	$4.66	$4.21	11%	$5.71	(18%)
Weighted average shares outstanding - diluted	7.139	7.320	(2%)	7.176	(1%)

Non-GAAP Financial Measures (1)
Revenues, as adjusted	$212.0	$193.4	10%	$205.1	3%
Operating expenses, as adjusted	$137.6	$129.5	6%	$134.7	2%
Operating income (loss), as adjusted	$74.5	$63.9	17%	$70.5	6%
Operating margin, as adjusted	35.1%	33.0%		34.4%
Net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted	$53.5	$44.8	20%	$49.6	8%
Earnings (loss) per share - diluted, as adjusted	$7.50	$6.11	23%	$6.92	8%

(1) See the information beginning on page 10 for reconciliations to the most directly comparable U.S. GAAP measures and other important disclosures

Earnings Summary
The company presents U.S. GAAP and non-GAAP earnings information in this release. Management believes that the non-GAAP financial measures presented reflect the company’s operating results from providing investment management and related services to individuals and institutions and uses these measures to evaluate financial performance. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Non-GAAP information and reconciliations to the most comparable U.S. GAAP measures can be found beginning on page 10 of this earnings release.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 2.

Assets Under Management and Asset Flows
(in billions)

	Three Months Ended			Three Months Ended
	12/31/2024	12/31/2023	Change	9/30/2024	Change
Ending total assets under management	$175.0	$172.3	2%	$183.7	(5%)
Average total assets under management	$182.1	$162.7	12%	$176.0	3%
Total sales	$6.4	$6.2	3%	$6.6	(2%)
Net flows	$(4.8)	$(3.8)	28%	$(1.7)	181%

Total assets under management of $175.0 billion at December 31, 2024 decreased sequentially from $183.7 billion due to net outflows in institutional accounts and U.S. retail funds as well as negative market performance, partially offset by positive net flows in exchange-traded funds (ETFs), global funds, and retail separate accounts. In addition, the company provided services to $2.3 billion of other fee-earning assets that are not included in assets under management.
Total sales of $6.4 billion compared with $6.6 billion in the prior quarter, as higher institutional sales were offset by lower sales of retail separate accounts. Institutional sales of $1.6 billion increased from $1.2 billion due to higher sales of global equity and alternative strategies. Retail separate account sales of $1.8 billion decreased from $2.3 billion due to lower sales in intermediary sold, primarily small/mid-cap strategies, partially offset by higher sales in wealth management. Open-end fund sales of $3.0 billion were essentially unchanged, as higher ETF sales were offset by lower sales of U.S. retail funds.
Net flows of ($4.8) billion compared with ($1.7) billion in the prior quarter and included the previously disclosed $3.3 billion lower-fee partial redemption of an institutional mandate. Institutional net flows of ($3.8) billion were primarily driven by the partial redemption and compared with ($1.1) billion in the prior quarter. Retail separate account net flows of $0.1 billion compared with $0.4 billion, with positive net flows in both the intermediary sold channel and in the wealth management business. Open-end fund net flows of ($1.1) billion compared with ($1.0) billion in the prior quarter and included positive net flows in fixed income and small/mid-cap strategies.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 3.

GAAP Results
Operating income of $50.7 million decreased 8% from $55.3 million in the prior quarter due to a 6% increase in operating expenses, partially offset by a 3% increase in revenues, reflecting higher average assets under management. The increase in operating expenses was primarily due to an increase in the fair value of contingent consideration, higher operating expenses of consolidated investment products and other operating expenses, which included higher facilities costs and increased travel and marketing activities. Employment expenses of $106.2 million were essentially flat with the prior quarter level.

Net income attributable to Virtus Investment Partners, Inc. of $4.66 per diluted share included ($0.72) of fair value adjustments to minority interests, ($0.41) of realized and unrealized losses on investments, ($0.27) of collateralized loan obligation (CLO) expenses, ($0.17) of fair value adjustments to contingent consideration, and ($0.09) of acquisition and integration costs. Net income per diluted share of $5.71 in the prior quarter included ($0.64) of fair value adjustments to minority interests and ($0.10) of acquisition and integration costs, partially offset by $0.41 of fair value adjustments to contingent consideration.

The effective tax rate of 33% increased from 24% in the prior quarter, primarily reflecting an increase in income tax valuation allowances for net unrealized and realized losses compared with gains in the prior quarter.

Non-GAAP Results
Revenues, as adjusted, of $212.0 million increased 3% from $205.1 million in the prior quarter due to a 3% increase in average assets under management.
Employment expenses, as adjusted, of $104.3 million compared with $102.5 million in the prior quarter largely due to higher profit-based variable incentive compensation. Other operating expenses, as adjusted, of $31.0 million increased from $29.8 million primarily due to increased facilities costs and seasonally higher distribution related travel activity.

Operating income, as adjusted, of $74.5 million and the related margin of 35.1% increased from $70.5 million and 34.4%, respectively, in the prior quarter due to higher investment management fees that exceeded the modest increase in operating expenses.

Net income attributable to Virtus Investment Partners, Inc., as adjusted, per diluted share was $7.50, an increase of 8% from $6.92 in the prior quarter. The increase primarily reflected higher investment management fees.

The effective tax rate, as adjusted, of 27% was unchanged from the prior quarter.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 4.

Select Balance Sheet Items and Metrics (Unaudited)
(in millions)

	As of			As of
Select Balance Sheet Items	12/31/2024	12/31/2023	Change	9/30/2024	Change
Cash and cash equivalents	$265.9	$239.6	11%	$195.5	36%
Gross debt (1)	$236.1	$258.8	(9%)	$241.8	(2%)
Contingent consideration (2)	$63.5	$90.9	(30%)	$59.4	7%
Redeemable noncontrolling interests (3)	$61.6	$74.2	(17%)	$59.0	4%
Total equity exc. noncontrolling interests	$897.5	$864.0	4%	$889.1	1%
Other Metrics
Working capital (4)	$134.5	$109.1	23%	$108.5	24%
Net debt (cash) (5)	$(29.8)	$19.2	N/M	$46.2	N/M

N/M - Not Meaningful
(1)Excludes deferred financing costs of $3.9 million, $5.4 million, and $4.3 million, as of December 31, 2024, December 31, 2023, and September 30, 2024, respectively
(2)Represents estimated revenue participation and other contingent payments
(3)Excludes redeemable noncontrolling interests of consolidated investment products of $45.7 million, $30.6 million, and $39.1 million as of December 31, 2024, December 31, 2023, and September 30, 2024, respectively
(4)Defined as cash and cash equivalents plus accounts receivable, net, and deferred compensation related investments less accrued compensation and benefits excluding affiliate minority interests, accounts payable and accrued liabilities, dividends payable, debt principal payments due over next 12 months and revenue participation obligations due within 12 months
(5)Defined as gross debt less cash and cash equivalents in accordance with the company's credit agreement

Working capital of $134.5 million at December 31, 2024 increased from $108.5 million at September 30, 2024, as cash earnings more than offset return of capital and debt repayment.
During the quarter, the company repurchased 52,176 shares for $12.5 million and repaid $5.7 million of debt.
Gross debt at December 31, 2024 was $236.1 million, down 2% sequentially. The company ended the year in a net cash position of $29.8 million.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 5.

Conference Call and Investor Presentation
Management will host an investor conference call and webcast on Friday, January 31, 2025, at 10 a.m. Eastern to discuss these financial results and related matters. The presentation that will accompany the conference call is available in the Investor Relations section of virtus.com. A replay of the call will be available in the Investor Relations section for at least one year. We routinely post important information for investors on the Investor Relations section of our website and may use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. We may also use social media channels to communicate with our investors and the public about our company, our products and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website or social media channels are not incorporated by reference into, and are not a part of, this document.

About Virtus Investment Partners, Inc.
Virtus Investment Partners (NYSE: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. We provide investment management products and services from our affiliated managers, each with a distinct investment style and autonomous investment process, as well as select subadvisers. Investment solutions are available across multiple disciplines and product types to meet a wide array of investor needs. Additional information about our firm, investment partners, and strategies is available at virtus.com.

Investor Relations Contact

Sean Rourke (860) 263-4709 sean.rourke@virtus.com

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 6.

U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Three Months Ended		Twelve Months Ended
	12/31/2024	12/31/2023	Change	9/30/2024	Change	12/31/2024	12/31/2023	Change
Revenues
Investment management fees	$199,975	$182,149	10%	$193,843	3%	$773,830	$711,475	9%
Distribution and service fees	13,685	13,535	1%	13,567	1%	54,692	56,153	(3%)
Administration and shareholder service fees	18,748	18,189	3%	18,560	1%	74,294	73,857	1%
Other income and fees	1,086	714	52%	1,059	3%	4,133	3,783	9%
Total revenues	233,494	214,587	9%	227,029	3%	906,949	845,268	7%
Operating Expenses
Employment expenses	106,202	99,847	6%	105,555	1%	432,587	404,742	7%
Distribution and other asset-based expenses	24,005	23,470	2%	24,175	(1%)	96,223	96,802	(1%)
Other operating expenses	32,738	31,164	5%	30,363	8%	127,526	125,871	1%
Operating expenses of consolidated investment products	2,923	2,611	12%	465	N/M	6,987	4,224	65%
Restructuring expense	—	133	(100%)	—	N/M	1,487	824	80%
Change in fair value of contingent consideration	1,692	1,290	31%	(4,000)	N/M	(5,608)	(5,510)	2%
Depreciation expense	2,330	1,670	40%	2,330	—%	8,958	5,804	54%
Amortization expense	12,883	15,446	(17%)	12,883	—%	56,299	61,027	(8%)
Total operating expenses	182,773	175,631	4%	171,771	6%	724,459	693,784	4%
Operating Income (Loss)	50,721	38,956	30%	55,258	(8%)	182,490	151,484	20%
Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	(2,501)	4,056	N/M	4,552	N/M	3,914	6,525	(40%)
Realized and unrealized gain (loss) of consolidated investment products, net	2,069	449	361%	(5,128)	N/M	(14,460)	(2,404)	N/M
Other income (expense), net	341	622	(45%)	548	(38%)	2,036	(440)	N/M
Total other income (expense), net	(91)	5,127	N/M	(28)	225%	(8,510)	3,681	N/M
Interest Income (Expense)
Interest expense	(5,033)	(5,987)	(16%)	(5,807)	(13%)	(22,132)	(23,431)	(6%)
Interest and dividend income	3,463	3,673	(6%)	2,913	19%	12,488	12,458	—%
Interest and dividend income of investments of consolidated investment products	50,604	53,206	(5%)	50,628	—%	204,732	197,707	4%
Interest expense of consolidated investment products	(41,157)	(43,182)	(5%)	(38,063)	8%	(161,192)	(155,335)	4%
Total interest income (expense), net	7,877	7,710	2%	9,671	(19%)	33,896	31,399	8%
Income (Loss) Before Income Taxes	58,507	51,793	13%	64,901	(10%)	207,876	186,564	11%
Income tax expense (benefit)	19,047	13,294	43%	15,797	21%	55,423	45,088	23%
Net Income (Loss)	39,460	38,499	2%	49,104	(20%)	152,453	141,476	8%
Noncontrolling interests	(6,166)	(7,665)	(20%)	(8,124)	(24%)	(30,707)	(10,855)	183%
Net Income (Loss) Attributable to Virtus Investment Partners, Inc.	$33,294	$30,834	8%	$40,980	(19%)	$121,746	$130,621	(7%)
Earnings (Loss) Per Share - Basic	$4.75	$4.30	10%	$5.80	(18%)	$17.19	$18.02	(5%)
Earnings (Loss) Per Share - Diluted	$4.66	$4.21	11%	$5.71	(18%)	$16.89	$17.71	(5%)
Cash Dividends Declared Per Common Share	$2.25	$1.90	18%	$2.25	—%	$8.30	$7.10	17%
Weighted Average Shares Outstanding - Basic	7,012	7,178	(2%)	7,071	(1%)	7,082	7,249	(2%)
Weighted Average Shares Outstanding - Diluted	7,139	7,320	(2%)	7,176	(1%)	7,210	7,375	(2%)

N/M - Not Meaningful
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 7.

Assets Under Management - Product and Asset Class
(in millions)

	Three Months Ended
	12/31/2023	3/31/2024	6/30/2024	9/30/2024	12/31/2024
By Product (period end):
Open-End Funds (1)	$56,062	$57,818	$55,852	$58,100	$56,073
Closed-End Funds	10,026	10,064	9,915	10,432	10,225
Retail Separate Accounts (2)	43,202	46,816	45,672	50,610	49,536
Institutional Accounts (3)	62,969	64,613	62,146	64,600	59,167
Total	$172,259	$179,311	$173,585	$183,742	$175,001

By Product (average) (4)
Open-End Funds (1)	$54,132	$56,828	$56,692	$56,731	$57,905
Closed-End Funds	9,591	9,862	9,894	10,159	10,452
Retail Separate Accounts (2)	38,665	43,202	46,816	45,672	50,610
Institutional Accounts (3)	60,319	63,466	61,773	63,428	63,121
Total	$162,707	$173,358	$175,175	$175,990	$182,088

By Asset Class (period end):
Equity	$96,703	$103,501	$99,224	$106,784	$100,792
Fixed Income	37,192	37,037	36,970	39,014	37,696
Multi-Asset (5)	21,411	21,975	21,060	21,619	21,174
Alternatives (6)	16,953	16,798	16,331	16,325	15,339
Total	$172,259	$179,311	$173,585	$183,742	$175,001

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 8.

Assets Under Management - Average Management Fees Earned (7)
(in basis points)

	Three Months Ended
	12/31/2023	3/31/2024	6/30/2024	9/30/2024	12/31/2024
By Product:
Open-End Funds (1)	49.7	49.9	50.9	49.7	49.5
Closed-End Funds	58.4	58.7	58.6	58.5	58.8
Retail Separate Accounts (2)	43.3	43.9	43.3	43.7	42.6
Institutional Accounts (3)(8)	33.2	30.8	30.7	31.0	31.9
All Products (8)	42.6	41.9	42.2	41.9	42.0

(1)    Represents assets under management of U.S. retail funds, global funds, exchange-traded funds, and variable insurance funds
(2)    Includes investment models provided to managed account sponsors
(3)     Represents assets under management of institutional separate and commingled accounts including structured products
(4)    Averages are calculated as follows:
- Funds - average daily or weekly balances
- Retail Separate Accounts - prior-quarter ending balance
- Institutional Accounts - average of month-end balances in quarter
(5)    Consists of multi-asset offerings not included in equity, fixed income, and alternatives
(6)    Consists of managed futures, event-driven, real estate securities, infrastructure, long/short, and other strategies
(7)    Represents investment management fees, as adjusted, divided by average assets. Investment management fees, as adjusted, exclude the impact of consolidated investment products and are net of revenue-related adjustments. Revenue-related adjustments are based on specific agreements and reflect the portion of investment management fees passed through to third-party client intermediaries for services to investors in sponsored investment products
(8)    Includes performance-related fees, in basis points, earned during the three months ended as follows:

	12/31/2023	3/31/2024	6/30/2024	9/30/2024	12/31/2024
Institutional Accounts	2.2	0.3	0.3	0.4	1.0
All Products	0.8	0.1	0.1	0.1	0.3
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 9.

Assets Under Management - Asset Flows by Product
(in millions)

	Three Months Ended					Twelve Months Ended
	12/31/2023	3/31/2024	6/30/2024	9/30/2024	12/31/2024	12/31/2023	12/31/2024
Open-End Funds (1)
Beginning balance	$54,145	$56,062	$57,818	$55,852	$58,100	$53,000	$56,062
Inflows	2,940	3,476	2,777	3,118	3,049	11,188	12,420
Outflows	(4,905)	(4,104)	(4,120)	(4,143)	(4,165)	(18,526)	(16,532)
Net flows	(1,965)	(628)	(1,343)	(1,025)	(1,116)	(7,338)	(4,112)
Market performance	4,260	2,560	(480)	3,410	(541)	8,160	4,949
Other (2)	(378)	(176)	(143)	(137)	(370)	2,240	(826)
Ending balance	$56,062	$57,818	$55,852	$58,100	$56,073	$56,062	$56,073

Closed-End Funds
Beginning balance	$9,472	$10,026	$10,064	$9,915	$10,432	$10,361	$10,026
Inflows	—	—	—	—	1	24	1
Outflows	—	—	(41)	—	—	—	(41)
Net flows	—	—	(41)	—	1	24	(40)
Market performance	753	239	83	845	(55)	453	1,112
Other (2)	(199)	(201)	(191)	(328)	(153)	(812)	(873)
Ending balance	$10,026	$10,064	$9,915	$10,432	$10,225	$10,026	$10,225

Retail Separate Accounts (3)
Beginning balance	$38,665	$43,202	$46,816	$45,672	$50,610	$35,352	$43,202
Inflows	2,118	2,373	2,172	2,260	1,816	6,680	8,621
Outflows	(1,726)	(1,695)	(1,688)	(1,829)	(1,745)	(5,972)	(6,957)
Net flows	392	678	484	431	71	708	1,664
Market performance	4,144	2,936	(1,631)	4,507	(1,145)	7,141	4,667
Other (2)	1	—	3	—	—	1	3
Ending balance	$43,202	$46,816	$45,672	$50,610	$49,536	$43,202	$49,536

Institutional Accounts (4)
Beginning balance	$60,257	$62,969	$64,613	$62,146	$64,600	$50,663	$62,969
Inflows	1,179	1,734	1,188	1,219	1,574	7,965	5,715
Outflows	(3,406)	(3,022)	(2,913)	(2,349)	(5,376)	(8,579)	(13,660)
Net flows	(2,227)	(1,288)	(1,725)	(1,130)	(3,802)	(614)	(7,945)
Market performance	5,165	3,001	(549)	3,790	(1,141)	9,077	5,101
Other (2)	(226)	(69)	(193)	(206)	(490)	3,843	(958)
Ending balance	$62,969	$64,613	$62,146	$64,600	$59,167	$62,969	$59,167

Total
Beginning balance	$162,539	$172,259	$179,311	$173,585	$183,742	$149,376	$172,259
Inflows	6,237	7,583	6,137	6,597	6,440	25,857	26,757
Outflows	(10,037)	(8,821)	(8,762)	(8,321)	(11,286)	(33,077)	(37,190)
Net flows	(3,800)	(1,238)	(2,625)	(1,724)	(4,846)	(7,220)	(10,433)
Market performance	14,322	8,736	(2,577)	12,552	(2,882)	24,831	15,829
Other (2)	(802)	(446)	(524)	(671)	(1,013)	5,272	(2,654)
Ending balance	$172,259	$179,311	$173,585	$183,742	$175,001	$172,259	$175,001

(1)     Represents assets under management of U.S. retail funds, global funds, exchange-traded funds, and variable insurance funds
(2)     Represents open-end and closed-end fund distributions net of reinvestments, the net change in assets from cash management strategies, and the impact of non-sales related activities such as asset acquisitions/(dispositions), seed capital investments/(withdrawals), current income or capital returned by structured products and the use of leverage
(3)    Includes investment models provided to managed account sponsors
(4)     Represents assets under management of institutional separate and commingled accounts including structured products

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | virtus.com

Virtus Investment Partners, Inc. 10.

Non-GAAP Information and Reconciliations
(in thousands except per share data)

The non-GAAP financial measures included in this release differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Management uses these measures to evaluate the company’s financial performance and operational decision-making. Management believes that these non-GAAP financial measures, when presented together with directly comparable U.S. GAAP measures, are useful to investors and other interested parties to provide additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management. Please see the Notes to Reconciliations on page 12 for additional information on how these measures reflect the company’s operating results. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Also, the non-GAAP financial measures referenced in this release may not be comparable to the similarly titled measures used by other companies.

The following are reconciliations and related notes of the most directly comparable U.S. GAAP measure to each non-GAAP measure:

	Three Months Ended
Revenues	12/31/2024	12/31/2023	9/30/2024
Total revenues, GAAP	$233,494	$214,587	$227,029
Consolidated investment products revenues (1)	2,524	2,258	2,271
Investment management fees (2)	(10,317)	(9,933)	(10,606)
Distribution and service fees (2)	(13,688)	(13,537)	(13,569)
Total revenues, as adjusted	$212,013	$193,375	$205,125

Operating Expenses
Total operating expenses, GAAP	$182,773	$175,631	$171,771
Consolidated investment products expenses (1)	(2,923)	(2,611)	(465)
Distribution and other asset-based expenses (3)	(24,005)	(23,470)	(24,175)
Amortization of intangible assets (4)	(12,883)	(15,446)	(12,883)
Restructuring expense (5)	—	(133)	—
Deferred compensation and related investments (6)	65	(925)	(937)
Acquisition and integration expenses (7)	(2,553)	(3,050)	3,044
Other (8)	(2,914)	(472)	(1,698)
Total operating expenses, as adjusted	$137,560	$129,524	$134,657

Operating Income (Loss)
Operating income (loss), GAAP	$50,721	$38,956	$55,258
Consolidated investment products (earnings) losses (1)	5,447	4,869	2,736
Amortization of intangible assets (4)	12,883	15,446	12,883
Restructuring expense (5)	—	133	—
Deferred compensation and related investments (6)	(65)	925	937
Acquisition and integration expenses (7)	2,553	3,050	(3,044)
Other (8)	2,914	472	1,698
Operating income (loss), as adjusted	$74,453	$63,851	$70,468

Operating margin, GAAP	21.7%	18.2%	24.3%
Operating margin, as adjusted	35.1%	33.0%	34.4%
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Virtus Investment Partners, Inc. 11.

	Three Months Ended
Income (Loss) Before Taxes	12/31/2024	12/31/2023	9/30/2024
Income (loss) before taxes, GAAP	$58,507	$51,793	$64,901
Consolidated investment products (earnings) losses (1)	(235)	(1,316)	(2,251)
Amortization of intangible assets (4)	12,883	15,446	12,883
Restructuring expense (5)	—	133	—
Deferred compensation and related investments (6)	501	(783)	(512)
Acquisition and integration expenses (7)	2,553	3,050	(3,044)
Other (8)	2,914	472	1,698
Seed capital and CLO investments (gains) losses (9)	(1,966)	(5,078)	(3,074)
Income (loss) before taxes, as adjusted	$75,157	$63,717	$70,601

Income Tax Expense (Benefit)
Income tax expense (benefit), GAAP	$19,047	$13,294	$15,797
Tax impact of:
Amortization of intangible assets (4)	3,423	4,202	3,434
Restructuring expense (5)	—	36	—
Deferred compensation and related investments (6)	133	(213)	(136)
Acquisition and integration expenses (7)	678	830	(811)
Other (8)	(124)	(11)	(135)
Seed capital and CLO investments (gains) losses (9)	(3,185)	(801)	668
Income tax expense (benefit), as adjusted	$19,972	$17,337	$18,817

Effective tax rate, GAAPA	32.6%	25.7%	24.3%
Effective tax rate, as adjustedB	26.6%	27.2%	26.7%
A     Reflects income tax expense (benefit), GAAP, divided by income (loss) before taxes, GAAP
B     Reflects income tax expense (benefit), as adjusted, divided by income (loss) before taxes, as adjusted

Net Income (Loss) Attributable to Virtus Investment Partners, Inc.
Net income (loss) attributable to Virtus Investment Partners, Inc.	$33,294	$30,834	$40,980
Amortization of intangible assets, net of tax (4)	9,433	10,764	9,419
Restructuring expense, net of tax (5)	—	97	—
Deferred compensation and related investments (6)	368	(570)	(376)
Acquisition and integration expenses, net of tax (7)	1,875	2,220	(2,233)
Other, net of tax (8)	7,330	5,689	5,595
Seed capital and CLO investments (gains) losses, net of tax (9)	1,219	(4,277)	(3,742)
Net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted	$53,519	$44,757	$49,643
Weighted average shares outstanding - diluted	7,139	7,320	7,176

Earnings (loss) per share - diluted, GAAP	$4.66	$4.21	$5.71
Earnings (loss) per share - diluted, as adjusted	$7.50	$6.11	$6.92

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Virtus Investment Partners, Inc. 12.

	Three Months Ended
Administration and Shareholder Services Fees	12/31/2024	12/31/2023	9/30/2024
Administration and shareholder service fees, GAAP	$18,748	$18,189	$18,560
Consolidated investment products fees (1)	3	24	19
Administration and shareholder service fees, as adjusted	$18,751	$18,213	$18,579

Employment Expenses
Employment expenses, GAAP	$106,202	$99,847	$105,555
Deferred compensation and related investments (6)	65	(925)	(937)
Acquisition and integration expenses (7)	(861)	(1,760)	(956)
Other (8)	(1,141)	(472)	(1,144)
Employment expenses, as adjusted	$104,265	$96,690	$102,518

Other Operating Expenses
Other operating expenses, GAAP	$32,738	$31,164	$30,363
Other (8)	(1,773)	—	(554)
Other operating expenses, as adjusted	$30,965	$31,164	$29,809

Total Other Income (Expense), Net
Total other income (expense), net GAAP	$(91)	$5,127	$(28)
Consolidated investment products (1)	1,197	1,681	5,729
Deferred compensation and related investments (6)	812	(1,397)	(1,423)
Seed capital and CLO investments (gains) losses (9)	(1,966)	(5,078)	(3,074)
Total other income (expense), net as adjusted	$(48)	$333	$1,204

Interest and Dividend Income
Interest and dividend income, GAAP	$3,463	$3,673	$2,913
Consolidated investment products (1)	2,568	2,158	1,849
Deferred compensation and related investments (6)	(246)	(311)	(26)
Interest and dividend income, as adjusted	$5,785	$5,520	$4,736

Total Noncontrolling Interests
Total noncontrolling interests, GAAP	$(6,166)	$(7,665)	$(8,124)
Consolidated investment products (1)	235	1,316	2,251
Amortization of intangible assets (4)	(27)	(480)	(30)
Other (8)	4,292	5,206	3,762
Total noncontrolling interests, as adjusted	$(1,666)	$(1,623)	$(2,141)

Notes to Reconciliations:
Reclassifications:
1.Consolidated investment products - Revenues and expenses generated by operating activities of mutual funds and CLOs that are consolidated in the financial statements. Management believes that excluding these operating activities to reflect net revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results from managing third-party client assets.

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Virtus Investment Partners, Inc. 13.

Other Adjustments:
Revenue Related
2.Investment management/Distribution and service fees - Each of these revenue line items is reduced to exclude fees passed through to third-party client intermediaries who own the retail client relationship and are responsible for distributing company sponsored investment products and servicing the client. The amount of fees fluctuates each period, based on a predetermined percentage of the value of assets under management, and varies based on the type of investment product. The specific adjustments are as follows:
Investment management fees - Based on specific agreements, the portion of investment management fees passed through to third-party intermediaries for services to investors in sponsored investment products.
Distribution and service fees - Based on distinct arrangements, fees collected by the company then passed through to third-party client intermediaries for services to investors in sponsored investment products. The adjustment represents all of the company's distribution and service fees that are recorded as a separate line item on the condensed consolidated statements of operations.
Management believes that making these adjustments aids in comparing the company's operating results with other asset management firms that do not utilize third-party client intermediaries.
Expense Related
3.Distribution and other asset-based expenses - Primarily payments to third-party client intermediaries for providing services to investors in sponsored investment products. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not utilize third-party client intermediaries.
4.Amortization of intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets, including any portion that is allocated to noncontrolling interests. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.
5.Restructuring expense - Certain non-recurring expenses associated with restructuring the business, including lease abandonment-related expenses and severance costs associated with staff reductions that are not reflective of ongoing earnings generation of the business.
6.Deferred compensation and related investments - Compensation expense, gains and losses (realized and unrealized), and interest and dividend income related to market performance of deferred compensation and related balance sheet investments. Market performance of deferred compensation plans and related investments can vary significantly from period to period. Management believes that making this adjustment aids in comparing the Company's operating results with prior periods.
7.Acquisition and integration expenses - Expenses that are directly related to acquisition and integration activities. Acquisition expenses include certain transaction related employment expenses, transaction closing costs, change in fair value of contingent consideration, certain professional fees, and financing fees. Integration expenses include costs incurred that are directly attributable to combining businesses, including compensation, restructuring and severance charges, professional fees, consulting fees, and other expenses. Management believes that making these adjustments aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.
Components of Acquisition and Integration Expenses for the respective periods are shown below:

	Three Months Ended
Acquisition and Integration Expenses	12/31/2024	12/31/2023	9/30/2024
Employment expenses	$861	$1,760	$956
Change in fair value of contingent consideration	1,692	1,290	(4,000)
Total Acquisition and Integration Expenses	$2,553	$3,050	$(3,044)

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Virtus Investment Partners, Inc. 14.

8.Other - Certain expenses that are not reflective of the ongoing earnings generation of the business. Employment expenses and noncontrolling interests are adjusted for fair value measurements of affiliate minority interests. Other operating expenses are adjusted for amortization of lease termination fees and transition related expense (benefit). Interest expense is adjusted to remove gains on early extinguishment of debt and the write-off of previously capitalized costs associated with the modification of debt. Income tax expense (benefit) items are adjusted for uncertain tax positions, changes in tax law, valuation allowances, and other unusual or infrequent items not related to current operating results to reflect a normalized effective rate. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods.

Components of Other for the respective periods are shown below:

	Three Months Ended
Other	12/31/2024	12/31/2023	9/30/2024
Employment expense fair value adjustments	$1,141	$472	$1,144
Amortization of lease termination fees	1,773	—	1,773
Transition related expense (benefit)	—	—	(1,219)
Tax impact of adjustments	(774)	(128)	(453)
Other discrete tax adjustments	898	139	588
Affiliate minority interest fair value adjustments	4,292	5,206	3,762
Total Other	$7,330	$5,689	$5,595

Seed Capital and CLO Related
9.Seed capital and CLO investments (gains) losses - Gains and losses (realized and unrealized) of seed capital and CLO investments. Gains and losses (realized and unrealized) generated by investments in seed capital and CLO investments can vary significantly from period to period and do not reflect the company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments.
Definitions:
Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to Virtus Investment Partners, Inc., as adjusted, differ from U.S. GAAP, namely in excluding the impact of operating activities of consolidated investment products and reduced to exclude fees passed through to third-party client intermediaries who own the retail client relationship and are responsible for distributing the product and servicing the client.
Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations. Operating expenses, as adjusted, for purposes of calculating net income attributable to Virtus Investment Partners, Inc., as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the effect of consolidated investment products, acquisition and integration-related expenses and certain other expenses that do not reflect the ongoing earnings generation of the business.
Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.
Earnings (loss) per share, as adjusted, represent net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted, divided by weighted average shares outstanding, as adjusted, on either a basic or diluted basis.

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Virtus Investment Partners, Inc. 15.

Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “intent,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” “opportunity,” “predict,” “would,” “potential,” “future,” “forecast,” “guarantee,” “assume,” “likely,” “target” or similar statements or variations of such terms.
Our forward-looking statements are based on a series of expectations, assumptions and projections about the company and the markets in which we operate, are not guarantees of future results or performance, and involve substantial risks and uncertainty including assumptions and projections concerning our assets under management, net asset inflows and outflows, operating cash flows, business plans, and ability to borrow, for all future periods. All forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.
Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in our 2023 Annual Report on Form 10-K, as supplemented by our periodic filings with the Securities and Exchange Commission (the "SEC"), as well as the following risks and uncertainties resulting from: (i) any reduction in our assets under management; (ii) inability to achieve expected benefits of strategic transactions; (iii) withdrawal, renegotiation or termination of investment management agreements; (iv) damage to our reputation; (v) inability to satisfy financial debt covenants and required payments; (vi) inability to attract and retain key personnel; (vii) challenges from competition; (viii) adverse developments related to unaffiliated subadvisers; (ix) negative changes in key distribution relationships; (x) interruptions, breaches, or failures of technology systems; (xi) loss on our investments; (xii) lack of sufficient capital on satisfactory terms; (xiii) adverse regulatory and legal developments; (xiv) failure to comply with investment guidelines or other contractual requirements; (xv) adverse civil litigation, government investigations, or proceedings; (xvi) unfavorable changes in tax laws or limitations; (xvii) inability to make common stock dividend payments; (xviii) impediments from certain corporate governance provisions; (xix) losses or costs not covered by insurance; (xx) impairment of goodwill or other intangible assets; and other risks and uncertainties. Any occurrence of, or any material adverse change in, one or more risk factors or risks and uncertainties referred to above, in our 2023 Annual Report on Form 10-K, and our other periodic reports filed with the SEC could materially and adversely affect our operations, financial results, cash flows, prospects and liquidity.

Certain other factors that may impact our continuing operations, prospects, financial results and liquidity, or that may cause actual results to differ from such forward-looking statements, are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us that modify or affect any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.
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